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                                  Exhibit 99.13

                                   Term Sheet

          -----------------------------------------------------------

               A Private Offering to Accredited Investors of up to
                   500,000 Units of Common Stock and Warrants

                         Offering Price: $0.90 per Unit
                   Minimum Investment: 10,000 Units for $9,000

                                  April | 2003


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Health Sciences Group, Inc. - Term Sheet                                  Page i
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CONTACT:

Fred E. Tannous
Chief Executive Officer
Health Sciences Group, Inc.
Howard Hughes Center
6080 Center Drive, 6th Floor
Los Angeles, CA  90045
Tel | (310) 242-6700
Fax| (310) 362-8607


DOCUMENT TRACKING

SUBMITTED TO:              COMPANY               DATE            DOCUMENT NUMBER

Health Sciences Group, Inc.
Term Sheet

April, 2003

Copyright (C) 2003, Health Sciences Group, Inc.

No part of this document may be reproduced in any form or by any electronic or mechanical means, including information storage and retrieval devices or systems, without prior written permission from Health Sciences Group, Inc. This document or information it contains may not be used, reproduced, or disclosed without authorization in writing by Health Sciences Group, Inc.

C O N F I D E N T I A L--Use, reproduction, or disclosure is subject to the restrictions in DFARS 252.227-7013 & 252.211-7015/FAR 52.227-14 & 52.227-19 for
commercial computer software or technical data provided to the U.S. government with limited rights, as applicable.

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Health Sciences Group, Inc. - Term Sheet                                 Page ii
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                                   TERM SHEET
--------------------------------------------------------------------------------
PRIVATE PLACEMENT
--------------------------------------------------------------------------------

The accompanying Term Sheet has been prepared by the Company and no representation or warranty is made as to the accuracy or completeness of the information contained therein. Prospective investors will be given the opportunity to meet with management and conduct their own due diligence investigations, upon which they must rely solely in making their investment decision.

This Term Sheet is submitted in connection with the private placement of the securities described in the Term Sheet and may not be reproduced or used for any other purpose. Each recipient of the Term Sheet agrees that all of the information contained therein is of a confidential nature, that it will treat such information in a confidential manner, and that it will not, directly or indirectly, disclose or permit its agents or affiliates to disclose any of such information without the prior written consent of the Company. If the recipient does not participate in this offering, the recipient agrees to return this Term Sheet, and any accompanying documentation, to the Company promptly.

UNREGISTERED SECURITIES
--------------------------------------------------------------------------------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE BEING OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISION OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.

CONTACT
--------------------------------------------------------------------------------

Questions and inquiries about Health Sciences Group, Inc. and this document should be directed to:

         Fred E. Tannous or Bill Glaser
         Health Sciences Group, Inc.
         Howard Hughes Center
         6080 Center Drive, 6th Floor
         Los Angeles, CA  90045

         Tel | (310) 242-6700
         Fax| (310) 362-8607
         Email:    INFO@HSCIENCES.COM
         Website: WWW.HSCIENCES.COM

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Health Sciences Group, Inc. - Term Sheet                                  Page 1
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1.0  TERM SHEET
--------------------------------------------------------------------------------

This Term Sheet is for a Private Placement of up to 5 00,000 Units consisting of common stock, $0.001 par value per share (the "Common Stock") of Health Sciences Group, Inc., a Colorado corporation (the "Company") plus Warrants to purchase shares of Common Stock at the exercise price of $1.25 per share (the "Warrants") on the terms and conditions hereinafter set forth in this Term Sheet at a purchase price of $0.90 per Unit (the "Purchase Price").

Prospective investors should retain their own professional advisors to review and evaluate the economic, tax and other consequences of investment in a private offering and are not to construe the contents of this Term Sheet, or any other information furnished by the Company, as legal or tax advice.

1.1      SECURITIES BEING OFFERED
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                                    Up to 500,000 Units consisting of 1 share of
                                    Common Stock plus 1 warrant to purchase a share of Common Stock at the exercise price of $1.25 per share.

1.2      TERMS OF THE OFFERING
--------------------------------------------------------------------------------

                                    All of the Units are being offered on a "best efforts" basis.

1.3      NO MINIMUM OFFERING AMOUNT
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                                    The  Company is not  required to receive any
                                    minimum  amount  of   subscriptions   before
                                    accepting such  subscriptions for investment
                                    in  the  Company.  Accordingly,  subscribers
                                    whose  subscriptions  are accepted first run
                                    the additional risk that the Company may not
                                    raise all of the funds it is seeking in this
                                    offering   which   could    materially   and
                                    adversely affect the Company's ability to finance its business plan.

1.4      THE SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

                                    The  investment  shall be made pursuant to a
                                    Subscription  Agreement  (the  "Subscription
                                    Agreement"),  which  Subscription  Agreement
                                    will contain, among other things,  customary
                                    representations   and   warranties   by  the
                                    Company, covenants of the Company reflecting
                                    the   provisions   set  forth  herein,   and
                                    investment representations by the investors as may be required by the Securities Act of 1933, as amended (the "Act") and applicable state "blue sky" laws.

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Health Sciences Group, Inc. - Term Sheet                                  Page 2
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1.5      REGISTRATION RIGHTS
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                                    The  subscriber is entitled to  "piggy-back"
                                    registration rights. See the form of the Registration Rights Agreement for a detailed description.

1.6      USE OF PROCEEDS
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                                    Upon  completion of this private  placement,
                                    assuming all of the Units offered hereby are sold, the Company will receive proceeds of up to $450,000. The proceeds will be used principally to provide working capital for general corporate purposes.

1.7      CAPITAL STRUCTURE
--------------------------------------------------------------------------------

                                Amount             Amount shares              Amount shares
                                shares               outstanding               outstanding
                              authorized           before Offering           after Offering
                             --------------      ---------------------     --------------------
     Common Stock,
       $0.001 par value      50,000,000             10,225,745
     Shares issued in Offering(1)                                                500,000
        Total shares issued and outstanding                                   10,725,745
                                                                              ==========

     -------------------------
     (1) Assumes all Units are sold and shares issued in this Offering.

1.8      DESCRIPTION OF CAPITAL STOCK
--------------------------------------------------------------------------------

                                    The   Company   is   authorized   to   issue
                                    50,000,000  shares of Common  Stock,  $0.001
                                    par value per  share.  Each  share of Common
                                    Stock  is   entitled  to  one  vote  on  all
                                    corporate  matters  to be  voted  on by  the
                                    shareholders.  There  are no  preemptive  or
                                    other   preferential   rights  to   purchase
                                    additional  shares of Common Stock and there
                                    are   no   redemption   rights,   conversion
                                    privileges or sinking fund provisions with respect to such shares of Common Stock. Each share of Common Stock participates equally in dividends, when, as and if declared. The Company does not intend to pay dividends, but will conserve cash for corporate growth. Upon dissolution, liquidation or winding-up of the affairs of the Company, the holders of shares of Common Stock are entitled to receive, pro-rata, the assets of the Company which are legally available for distribution to shareholders.

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Health Sciences Group, Inc. - Term Sheet                                  Page 3
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1.9      SALES TO ACCREDITED INVESTORS
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                                    Sales  of the  Units  will be  made  only to
                                    "accredited   investors"  as  such  term  is
                                    defined in Rule 501(a) under the  Securities
                                    Act of 1933,  as  amended.  Pursuant to Rule
                                    501(a),  an individual  investor must either
                                    (i) have (along with his spouse) a net worth
                                    which exceeds  $1,000,000 at the time of the
                                    purchase  or  (ii)  have  had an  individual
                                    income  in excess  of  $200,000  in 2000 and
                                    2001 (or joint  income with his spouse which
                                    exceeds   $300,000)  and  has  a  reasonable
                                    expectation  of  reaching  the  same  income
                                    level  (or  joint  income  level)  in  2002.
                                    Accredited  investors  under  Rule  501 also
                                    include  (i) any  bank or  savings  and loan
                                    association  acting  in  its  individual  or
                                    fiduciary capacity,  any broker-dealer,  any
                                    insurance   company,   investment   company,
                                    business development company, small business
                                    investment  company or employee benefit plan
                                    (a) if the investment  decision is made by a
                                    fiduciary which is a bank,  savings and loan
                                    association, insurance company or registered
                                    investment  advisor  or (b) if the  plan has
                                    total assets in excess of  $5,000,000 or (c)
                                    if  a  self-directed  plan,  the  investment
                                    decisions  are made  solely by persons  that
                                    are accredited  investors,  (ii) any private
                                    business  development  company,   (iii)  any
                                    organization  under section 501(c)(3) of the
                                    Internal    Revenue    Code,    corporation,
                                    Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered with total assets in excess of $5,000,000;
                                    (iv) any trust with assets in excess of $5,000,000 not formed for the purpose of buying the securities, the purchase of such is directly by a "sophisticated" investor;
                                    (v) any director or executive officer of the Company and (vi) any entity in which all equity owners are accredited investors.

1.10     DOCUMENTS AVAILABLE
--------------------------------------------------------------------------------

                                    The  Company  shall make  available  to each
                                    prospective  investor  prior to his purchase
                                    of Units the  opportunity  to ask  questions
                                    and receive answers concerning the terms and
                                    conditions of this private  placement and to
                                    obtain  any  additional  information  in the
                                    Company's  possession  or which the  Company
                                    can acquire without  unreasonable  effort or
                                    expense  that is  necessary  to  verify  the
                                    accuracy   of  the   information   contained
                                    herein.  Copies of other documents  relevant
                                    to   this   offering   are   available   for
                                    inspection at the office of the Company upon request. Certain of such documents will be supplied to the prospective investor upon request and at the investor's expense.

                                    The Company is subject to the  informational
                                    requirements of the Securities  Exchange Act
                                    of 1934  and in  accordance  therewith  will
                                    file reports and other  information with the
                                    Commission.  Reports,  proxy  statements and
                                    other  information  filed by the Company can
                                    be inspected and copied on the  Commission's
                                    home   page  on  the   World   Wide  Web  at
                                    http://www.sec.gov    or   at   the   public
                                    reference

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Health Sciences Group, Inc. - Term Sheet                                  Page 4
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                                    facilities  of  the  Commission,
                                    Judiciary  Plaza,  450 Fifth  Street,  N.W.,
                                    Washington,   D.C.   20549,  as  well  as  a
                                    Regional Office located at Citicorp  Center,
                                    500  West   Madison   Street,   Suite  1400,
                                    Chicago, Illinois 60661-2511.  Such material
                                    can  also  be  inspected  at the  New  York,
                                    Boston,  Midwest,  Pacific and  Philadelphia
                                    Stock Exchanges. Copies can be obtained from
                                    the Commission by mail at prescribed  rates.
                                    Request    should   be   directed   to   the
                                    Commission's   Public   Reference   Section,
                                    Judiciary  Plaza,  450 Fifth  Street,  N.W.,
                                    Washington, D.C. 20549.


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